UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 26, 2003

HYPERTENSION DIAGNOSTICS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

ITEM 5. OTHER EVENTS .
SIGNATURE

Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS .

     On February 27, 2003, Hypertension Diagnostics, Inc. (the “Company”) requested a hearing before a Nasdaq Listing Qualifications Panel to challenge the Nasdaq Staff Determination that the Company’s securities be delisted for failure to comply with the $1.00 minimum bid price requirement and the $2.5 million minimum shareholders’ equity requirement. There can be no assurance that the Company will successfully challenge the Nasdaq Staff Determination or that a Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

     Further, as reported in its Current Report on Form 8-K dated February 24, 2003, the Company was negotiating with the holders of its 8% Convertible Notes Due March 27, 2005 (the “Notes”) a forbearance period beyond the original forbearance period ending February 21, 2003. On February 26, 2003, the Company and the holders of the Notes entered into an agreement by which the holders of the Notes agreed to forbear from any demand for repayment of principal, interest or any penalty relating to such Notes and to forbear from conversion of such Notes until March 27, 2003.

     There can be no assurance that the Note holders will agree to any extension of this forbearance period ending March 27, 2003. Without this forbearance and because of existing covenant defaults under the Notes relating to the failure to comply with the requirements for continued listing on The Nasdaq SmallCap Market, a holder of the Notes may demand cash repayment of 130% of the then-outstanding principal amount of the Note and any accrued but unpaid interest and may recommence conversions of the Notes at any time following March 27, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

By	/s/ James S. Murphy Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: March 10, 2003